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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-92386 of Giant Industries, Inc., on Form S-4 of our report dated March 29, 2002, (except for Note 19, as to which the date is July 12, 2002) appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated March 29, 2002, (except for Note 19, as to which the date is July 12, 2002), appearing in the Current Report on Form 8-K (dated July 15, 2002), and to the incorporation by reference of our report dated March 29, 2002 related to the financial statement schedule incorporated by reference on page 72 in Form 10-K in this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP


Phoenix, Arizona
July 23, 2002